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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-106407 and 333-116607) of I/OMagic Corporation and subsidiary of our report dated April [_], 2009, which appears in this Form 10-K, relating to the consolidated financial statements and financial statement schedule for the years ended December 31, 2008 and 2007.

/s/ SIMON & EDWARD, LLP
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City of Industry, California
April 15, 2009